EXHIBIT 4.15
[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Private & Confidential

DATED 30 November 2020

LEGEND BIOTECH USA, INC
and
LEGEND BIOTECH IRELAND LIMITED
and
JANSSEN BIOTECH, INC.

AMENDMENT NO. 2 TO COLLABORATION AND LICENSE AGREEMENT
DATED DECEMBER 21, 2017

THIS AMENDMENT is made and entered into as of the 30 November 2020 (the “Effective Date”), by and between:

1.LEGEND BIOTECH USA, INC., a Delaware corporation (“Legend U.S.”)
2.LEGEND BIOTECH IRELAND LIMITED, an Irish entity (“Legend Ireland”); together “Legend” and
3.JANSSEN BIOTECH, INC., a Pennsylvania corporation (“Janssen”)

Legend and Janssen are each referred to herein by name or as a “Party” or, collectively, as “Parties”.

BACKGROUND

1.By an agreement dated December 21, 2017, Legend and Janssen entered into a Collaboration and License Agreement to develop, manufacture, and commercialize LCAR- B38M and products containing LCAR-B38M, which was amended by Amendment No. 1, dated December 16, 2019, and Letter Agreements No. 1, dated February 26, 2018, and No.
2, dated December 18, 2018 (collectively, “the Agreement”);

1.The Parties wish to amend the Agreement to modify the dates on which the annual budgets will be submitted to the Joint Steering Committee (“JSC”) for pre-approval and final approval.

Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

a.Definitions

For purposes of this Amendment, the capitalized terms used herein shall have the defined meanings specified in the terms below or elsewhere herein. Unless otherwise defined herein, each capitalized term used in this Amendment shall have the meaning assigned to it in the Agreement, as modified hereby.

a.Amendments

i.Section 4.1.1(b) of the Agreement is deleted in its entirety and replaced with the following: Development

(b) The GDP shall also include a budget for Development Costs to be incurred by the Parties in conducting the Development activities for the Products in the Field for the U.S., Greater China and Janssen Territory in the GDP that are scheduled to be commenced or conducted during the Calendar Year following the time the GDP is to be approved under Section 4.1.3(a) below (the “Development Budgeted Period”), [***] as determined by the JDC in conjunction with the Finance Working Group (with respect to such Calendar Years, the “Development Budget”). Each Development Budget shall also include [***] Development Costs for the Calendar Year after the Development Budgeted Period and an annual amount for Medical Affairs Studies designed to generate additional data to support pricing and reimbursement approvals and Commercialization efforts in the U.S., Greater China and Janssen Territory during the Development Budgeted Period, which amounts shall be [***] unless otherwise approved by the JSC (without escalation or resolution pursuant to Section 2.8.2 or Section 2.8.3). [***]

i.Section 4.1.3(a) of the Agreement is deleted in its entirety and replaced with the following text: Development

(a) The JDC shall review and update the GDP annually. Concurrently with the annual update of the GDP, the JDC shall prepare an updated Development Budget [***] and shall also prepare an updated Development Budget Forecast. The JDC shall submit all such updates to the JSC for review and approval, such that JSC preliminary approval would occur no later than [***]. Upon the JSC’s preliminary approval, such updates shall be submitted to each Party [***], at which time any updates shall be appended to the GDP

i.Sections 6.1.3(a) and (c) of the Agreement are deleted in their entirety and replaced with the following text: Manufacturing

(a) CMC Development Plan. CMC Development activities in connection with the GDP worldwide will be conducted in accordance with a plan and budget for such activities established by the JMC (the “CMC Development Plan”). The CMC Development Plan shall outline in reasonable detail the CMC Development activities to be conducted and the allocation of responsibilities between the Parties for such activities, and shall include a budget for the FTE Costs and Out-of-Pocket Costs of such activities (collectively, the “CMC Development Costs”) [***]. Each Party shall use Diligent Efforts to conduct in accordance with the CMC Development Plan all CMC Development activities assigned to it in accordance with such plan. [***]. CMC Development Costs shall be shared and reconciled in the same manner and at the same time as Development Costs (i.e., in the same manner as provided under Section 7.3 above).

(c) Initial Plans; Updates and Changes. Promptly following the Effective Date, the JMC shall prepare and provide to the JSC for its review and approval an initial CMC Development Plan and an initial Manufacturing Plan. The initial CMC Development Plan shall be consistent with the CMC Development and Manufacturing roles and responsibilities chart attached hereto as Schedule 6.1.3A. The initial Manufacturing Plan shall be consistent with the CMC Development and Manufacturing roles and responsibilities chart attached hereto as Schedule 6.1.3A and shall include the initial site selection, design plan and budget for the China Manufacturing Facilities attached hereto as Schedule 6.1.3B. Thereafter, the JMC shall provide to the JSC at least annually for its review and approval an updated version of the CMC Development Plan and the Manufacturing Plan. The JMC shall submit such annual updates to the JSC for review and approval on a timeline, such that JSC preliminary approval would occur no later than [***]. Upon the JSC’s preliminary approval, such updates shall be submitted to each Party for [***], at which time any updates shall be appended to the CMC Development Plan and the Manufacturing Plan, as applicable. [***] In addition to such annual updates to the CMC Development Plan and the Manufacturing Plan, the JMC shall consider from time to time such other modifications or amendments thereto as either Party may request, with any disagreements regarding any such proposed modification or amendments similarly being deemed a Committee Matter to be resolved in accordance with Section 2.8 above.

i.Sections 5.4.2(c) and (e) of the Agreement are deleted in their entirety and replaced with the following text: China Commercial

(c) The Greater China Commercialization Plan shall include the Greater China Commercialization Budget, annual Net Trade Sales forecasts for Greater China for [***] The “Greater China Commercialization Budget” means the budget for [***] to be incurred by the Parties in conducting Commercialization activities for the Products in the Field in Greater China pursuant to the Greater China Commercialization Plan during [***]. Each Greater China Commercialization Budget shall include [***] covered by such budget. The Greater China Commercialization Budget shall include budgeted amounts for [***], for Commercialization activities in Greater China and [***] in conjunction with the Finance Working Group.

(e) [***] shall develop, and submit to the GCCC for review, an annual update to the Greater China Commercialization Plan (including an updated Greater China Commercialization Budget). The GCCC shall submit each such Greater China Commercialization Plan to the JSC for review and approval in time to permit the JSC’s preliminary approval to occur no later than [***]. Upon the JSC’s preliminary approval, such plan shall be submitted to each Party [***]. After final approval by the JSC, such Greater China Commercialization Plan shall take effect on the first day of the Calendar Year to which such Greater China Commercialization Plan applies.

i.Sections 5.3.2(c) and (e) of the Agreement are deleted in their entirety and replaced with the following text: Janssen Territory Commercial

(c) The Janssen Territory Commercialization Plan shall include the Janssen Territory Commercialization Budget, annual Net Trade Sales forecasts for the Janssen Territory for [***].

(e) [***], and submit to the JSC for review and approval, an annual update to the Janssen Territory Commercialization Plan (including an updated Janssen Territory Commercialization Budget) with a target for final approval by the JSC no later than [***]. After final approval by the JSC, such Janssen Territory Commercialization Plan shall take effect on the first day of the Calendar Year to which such Janssen Territory Commercialization Plan applies.

i.Section 5.1.2 of the Agreement is deleted in its entirety and replaced with the following text: Global Commercial

i.Global Commercialization Strategy Budget. The Global Commercialization Strategy Plan shall include the Global Commercialization Strategy Budget for a given Calendar Year. The “Global Commercialization Strategy Budget” means the budget for [***]. Each Global Commercialization Strategy Budget shall include [***]. The Global Commercialization Strategy Budget is separate from, and would not contain, amounts for Allowable Expenses budgeted in, the U.S. Commercialization Budget, Greater China Commercialization Budget and Janssen Commercialization Budget. The Global Commercialization Strategy Budget will cover all Commercialization Budget Benchmark Amounts (i.e., U.S. Commercialization Budget Benchmark Amounts, Greater China Commercialization Budget Benchmark Amounts and Janssen Territory Commercialization Budget Benchmark Amounts) expected to be incurred prior to completion of the first U.S. Commercialization Plan, Greater China Commercialization Plan or Janssen Territory Commercialization Plan, as applicable.

i.Section 5.1.3 of the Agreement is deleted in its entirety and replaced with the following text: Global Commercial

i.Annual Updates. [***] shall develop, and submit to the JSC for review and approval, an annual update to the Global Commercialization Strategy Plan [***]. Such update shall be developed and submitted to the JSC in time to permit the JSC’s preliminary approval to occur no later than [***]. Upon the JSC’s preliminary approval, such plan shall be submitted to each Party [***]. After final approval by the JSC, such Global Commercialization Strategy Plan shall take effect on the first day of the Calendar Year to which such Global Commercialization Strategy Plan applies.

i.Sections 5.2.2(c) and (e) of the Agreement are deleted in their entirety and replaced with the following text: US Commercial

(c) The U.S. Commercialization Plan shall include the U.S. Commercialization Budget, annual Net Trade Sales forecasts for the U.S. for a given Calendar Year (which shall be Confidential Information of each Party), [***]. The “U.S. Commercialization Budget” means the budget for Allowable Expenses to be incurred by the Parties in conducting Commercialization activities for the Products in the Field in the U.S. pursuant to the U.S. Commercialization Plan [***]. Each U.S. Commercialization Budget shall include [***].

(e) [***] shall develop, and submit to the USCC for review, an annual update to the U.S. Commercialization Plan (including an updated U.S. Commercialization Budget). The USCC shall submit each such U.S. Commercialization Plan to the JSC for review and approval in time to permit the JSC’s preliminary approval to occur no later than [***]. Upon the JSC’s preliminary approval, such plan shall be submitted to each Party [***]. After final approval by the JSC, such U.S. Commercialization Plan shall take effect [***].

a.The Agreement shall be deemed to have been amended in accordance with Section 14.8 of the Agreement. Except as expressly modified hereby, the Agreement shall remain in full force and effect as originally executed by the Parties. This Amendment supersedes any other prior writing and prior or contemporaneous oral agreements or understandings between the Parties that relate to or arise out of this Amendment and any related matters. This Amendment, together with the Agreement, fully integrates the Parties’ agreement and understanding with respect to all matters covered by it.

a.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their duly authorized representatives as of the date and year first above written.

LEGEND BIOTECH USA, INC. LEGEND BIOTECH IRELAND
LIMITED

By:____________________________

Name:_________________________

Title:__________________________

Date:__________________________

JANSSEN BIOTECH, INC.

By:____________________________

Name:_________________________

Title:__________________________

Date:__________________________